Press Release
Media contact:	Investor Contact:
Mike Jacobsen, APR	Maynard Um
+1 330 490-4498	investorrelations@dieboldnixdorf.com
michael.jacobsen@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
Nov. 5, 2025

Diebold Nixdorf Reports Third Quarter Financial Results; Revenue Up 2% and Adjusted EPS More Than Doubled Year-over-Year, Fourth Consecutive Quarter of Positive Free Cash Flow
•Third consecutive quarter of double-digit YoY order entry growth, with solid operational performance in Banking and strong demand momentum in Retail
•Free cash flow approximately doubling sequentially
•Board authorizes new $200 million share repurchase authorization; initial $100 million share repurchase program announced Feb. 12, 2025 is now complete
•Company reaffirms 2025 outlook with clear line of sight to strong Q4

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE: DBD), a world leader in transforming the way people bank and shop, today reported its third quarter financial results.

Third Quarter Financial Highlights
•Solid Q3 '25 financial performance, positioning the company to achieve full-year objectives
◦Strong Q4 product revenue visibility with backlog of ~$920 million
◦Revenue of $945.2 million, up 2% YoY and 3% sequentially
◦Gross margin (GAAP) of 25.9%, and 26.2% (non-GAAP), up 40 bps and 10 bps YoY, respectively
◦Net cash provided from operating activities (GAAP) of $37.4 million; free cash flow (non-GAAP) of $24.5 million; remain on-track to deliver over $200 million in free cash flow in 2025, which would nearly double YoY
◦Net income (GAAP) of $41.7 million; adjusted EBITDA (non-GAAP) of $121.9 million
◦EPS attributable to Diebold Nixdorf of $1.11 (GAAP), or $1.39 per share on an adjusted basis, excluding foreign exchange impact (non-GAAP)
•Repurchased approximately $39.5 million of shares in the third quarter, and have since completed our $100 million share repurchase authorization
•Credit rating upgrade from S&P Global Ratings reflects company's strengthened financial profile
•Company reaffirms 2025 full-year financial outlook, trending toward the higher end of ranges for total company revenue, adjusted EBITDA and free cash flow

Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: "We delivered another solid performance during the period with year-over-year revenue growth and margin expansion, and the fourth consecutive quarter of positive free cash flow. Retail is gaining momentum and our industry-leading Banking solutions position us for growth. Our new $200 million share repurchase program underscores confidence in our strategy and commitment to returning capital to stockholders."

Key Third Quarter Business Highlights
•Banking continued to score significant wins in all geographies as customers increasingly seek out DN Series® ATMs and services to address their branch automation needs
•Unveiled a new Branch Automation Solutions portfolio as an expanded services suite, improving efficiency in physical channels and delivering a seamless, omnichannel experience for consumers
•Eurasian Bank first to implement Diebold Nixdorf's latest generation self-service application software
•Retail delivered very strong YoY performance, with 8% growth in revenue and a 40% increase in order entry; leveraging the company's strong presence in Europe with several major wins to support future growth -- including a ~$60 million, five-year managed service contract with a major U.K.-based grocer
•EDEKA Paschmann first German retailer to use Diebold Nixdorf's AI-powered solution to combat shrink at self-checkout

Reaffirming Full-Year 2025 Financial Outlook

Current Guidance
Total Revenue	Flat to up low single-digits
Adjusted EBITDA[1,2]	$470M - $490M
Free Cash Flow[2]	$190M - $210M

Company reaffirms 2025 full-year financial outlook, trending toward the higher end of ranges for total company revenue, adjusted EBITDA and free cash flow.

1 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

2 - With respect to the company’s adjusted EBITDA and free cash flow outlook for 2025, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. ET. Registration for the earnings call is available at https://registrations.events/direct/Q4I6143810. After registering, you will receive an individualized dial-in number and PIN. The webcast is available at www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

NOTE TO READERS – Please see “Diebold Nixdorf Board of Directors Authorizes New $200 Million Share Repurchase Program,” also released today, for more information.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: https://x.com/DieboldNixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use) and free cash flow conversion, net debt, EBITDA, adjusted EBITDA, and constant currency results. The Company calculates constant currency by translating the prior year results at current year exchange rates. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business operations that, after the purchase of property and equipment and capitalized software development, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, paying dividends, and repurchasing our common shares. Free Cash Flow Conversion is a liquidity ratio that measures the Company's ability to convert operating profits into free cash flow and is calculated as Free Cash Flow over Adjusted EBITDA. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements

This press release may contain statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations and financial guidance), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the Company's results include, among others:
•the success of new products and services, including Branch Automation Solutions for banking, cash recycling technology, DN Series® EASY family of retail checkout solutions and Vynamic® Smart Vision technology;
•ability to successfully execute on our digitally enabled hardware, services and software strategy;
•ability to generate sufficient cash flows to service our indebtedness, fund our operations, make adequate capital investments and repurchase our common shares;
•the ultimate benefits of continuous improvement programs and other cost savings plans;
•risks related to our international operations, including geopolitical instability and wars;

•developments from recent and potential changes to trade policies by the U.S. or other countries, including tariffs;
•the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of increased energy, raw material and labor costs;
•the impact of competitive pressures, including pricing and the introduction of new products and services by our competitors;
•the impact of a cybersecurity incident or operational failure on our business;
•challenges associated with the use of artificial intelligence in our business;
•reliance on suppliers, subcontractors and availability of raw materials and other components;
•reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•ability to attract, retain and motivate key employees;
•the impact of additional tax expense or exposures;
•the potential for additional pension liability or expense associated with low investment performance by our pension plan assets;
•success in executing potential acquisitions, investments or partnerships and divestitures;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of our operations;
•ability to maintain effective internal controls;
•the impact of regulatory and financial risks related to climate change;
•the impact of an adverse determination that our services, products or manufacturing processes infringe the intellectual property rights of others, or our failure to enforce its intellectual property rights;
•exposure to liabilities under the FCPA or other worldwide anti-bribery laws;
•effect of changes in law and regulations or the manner of enforcement in the United States and internationally and our ability to comply with applicable laws and regulations;
•the amount and timing of any repurchases of our common shares; and
•other factors included in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results (Unaudited)

	Three months ended
	September 30, 2025		September 30, 2024		% Change
($ in millions)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP
Total net sales	$945.2	$945.2	$927.1	$927.1	2.0	2.0
Gross profit	$245.1	$247.9	$236.6	$242.3	3.6	2.3
Gross margin	25.9%	26.2%	25.5%	26.1%	40 bps	10 bps
Selling and administrative expense	$150.9	$140.7	$164.6	$136.4	(8.3)	3.2
Research, development and engineering expense	$20.3	$20.4	$23.4	$22.9	(13.2)	(10.9)
Operating profit	$73.8	$86.7	$46.4	$83.0	59.1	4.5
Operating margin	7.8%	9.2%	5.0%	9.0%	280 bps	20 bps

Net income (loss)	$41.7	$51.5	$(21.7)	$5.8	292.2	787.9
Adjusted EBITDA		$121.9		$117.5		3.7

	Three months ended			Nine months ended
($ in millions)	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
Net cash provided (used) by operating activities	$37.4	$(15.5)	341.3	$83.2	$(47.0)	277.0
Capital expenditures	(6.7)	(3.8)	(76.3)	(22.6)	(12.2)	(85.2)
Capitalized software development	(6.2)	(5.6)	(10.7)	(17.3)	(18.2)	4.9
Free cash flow (use) (Non-GAAP measure)	$24.5	$(24.9)	198.4	$43.3	$(77.4)	155.9

1 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

Financial Results of Operations and Segments

Revenue Summary by Reportable Segment & Business Line - Unaudited

	Three months ended
	September 30,
($ in millions)	2025	2024	2024 in CC2	% Change	% Change in CC
Banking
Services	$402.0	$400.5	$408.6	0.4%	(1.6)%
Products	288.2	290.1	296.5	(0.7)%	(2.8)%
Total Banking Revenue	$690.2	$690.6	$705.1	(0.1)%	(2.1)%

Retail
Services	$142.2	$141.2	$148.5	0.7%	(4.2)%
Products	112.8	95.3	99.8	18.4%	13.0%
Total Retail Revenue	$255.0	$236.5	$248.3	7.8%	2.7%

Total by Business Line
Services	$544.2	$541.7	$557.1	0.5%	(2.3)%
Products	401.0	385.4	396.3	4.0%	1.2%
Total Revenue	$945.2	$927.1	$953.4	2.0%	(0.9)%
	Nine months ended
	September 30,
($ in millions)	2025	2024	2024 in CC2	% Change	% Change in CC
Banking
Services	$1,191.7	$1,188.6	$1,189.2	0.3%	0.2%
Products	807.3	858.2	861.3	(5.9)%	(6.3)%
Total Banking Revenue	$1,999.0	$2,046.8	$2,050.5	(2.3)%	(2.5)%

Retail
Services	$403.6	$418.6	$430.4	(3.6)%	(6.2)%
Products	298.9	296.8	303.7	0.7%	(1.6)%
Total Retail Revenue	$702.5	$715.4	$734.1	(1.8)%	(4.3)%

Total by Business Line
Services	$1,595.3	$1,607.2	$1,619.6	(0.7)%	(1.5)%
Products	1,106.2	1,155.0	1,165.0	(4.2)%	(5.0)%
Total Revenue	$2,701.5	$2,762.2	$2,784.6	(2.2)%	(3.0)%
[2] - The company calculates constant currency (CC) by translating the prior-year period results at current year exchange rates.

Operating Profit Summary - Unaudited
	Three months ended
	September 30, 2025		September 30, 2024		Change
($ in millions)	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP			Non-GAAP
Services	$544.2	$544.2	$541.7	$541.7		$2.5			$2.5
Products	401.0	401.0	385.4	385.4	15.6			15.6
Total net sales	$945.2	$945.2	$927.1	$927.1		$18.1			$18.1

Services	$135.8	$138.1	$138.2	$142.0		$(2.4)			$(3.9)
Products	109.3	109.8	98.4	100.3	10.9			9.5
Total gross profit	$245.1	$247.9	$236.6	$242.3		$8.5			$5.6

Services	25.0%	25.4%	25.5%	26.2%	(50)	bps		(80)	bps
Products	27.3%	27.4%	25.5%	26.0%	180	bps		140	bps
Total gross margin	25.9%	26.2%	25.5%	26.1%	40	bps		10	bps

Selling and administrative expense	$150.9	$140.7	$164.6	$136.4		$(13.7)			$4.3
Research, development and engineering expense	20.3	20.4	23.4	22.9	(3.1)			(2.5)
Other operating expenses (income)	0.1	0.1	2.2	—	(2.1)			0.1
Operating expenses, net	$171.3	$161.2	$190.2	$159.3		$(18.9)	$—		$1.9

Operating profit	$73.8	$86.7	$46.4	$83.0	27.4			3.7
Operating margin	7.8%	9.2%	5.0%	9.0%

Adjusted EBITDA		$121.9		$117.5				4.4
Adjusted EBITDA margin		12.9%		12.7%
	Nine months ended
	September 30, 2025		September 30, 2024		Change
($ in millions)	GAAP	Non-GAAP[3]	GAAP	Non-GAAP[3]	GAAP			Non-GAAP
Services	$1,595.3	$1,595.3	$1,607.2	$1,607.2		$(11.9)			$(11.9)
Products	1,106.2	1,106.2	1,155.0	1,156.7	(48.8)			(50.5)
Total net sales	$2,701.5	$2,701.5	$2,762.2	$2,763.9		$(60.7)			$(62.4)

Services	$383.5	$404.1	$397.0	$416.8		$(13.5)			$(12.7)
Products	297.9	299.6	291.4	295.0	6.5			4.6
Total gross profit	$681.4	$703.7	$688.4	$711.8		$(7.0)			$(8.1)

Services	24.0%	25.3%	24.7%	25.9%	(70)	bps		(60)	bps
Products	26.9%	27.1%	25.2%	25.5%	170	bps		160	bps
Total gross margin	25.2%	26.0%	24.9%	25.8%	30	bps		20	bps

Selling and administrative expense	$456.9	$433.1	$478.4	$410.8		$(21.5)			$22.3
Research, development and engineering expense	65.3	62.8	69.7	66.7	(4.4)			(3.9)
Other operating expenses (income)	(0.4)	0.1	(0.6)	(0.1)	0.2			0.2
Operating expenses, net	$521.8	$496.0	$547.5	$477.4		$(25.7)	$—		$18.6

Operating profit	$159.6	$207.7	$140.9	$234.4	18.7			(26.7)
Operating margin	5.9%	7.7%	5.1%	8.5%

Adjusted EBITDA		$320.4		$339.7				(19.3)
Adjusted EBITDA margin		11.9%		12.3%
[3] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited (Non-GAAP)
	Three months ended
	September 30, 2025		September 30, 2024
($ in millions)	Banking	Retail	Banking	Retail
Services	$402.0	$142.2	$400.5	$141.2
Products	288.2	112.8	290.1	95.3
Total net sales	$690.2	$255.0	$690.6	$236.5

Services	$98.1	$40.0	$102.9	$39.1
Products	86.7	23.1	80.8	19.5
Total gross profit	$184.8	$63.1	$183.7	$58.6

Services	24.4%	28.1%	25.7%	27.7%
Products	30.1%	20.5%	27.9%	20.5%
Total gross margin	26.8%	24.7%	26.6%	24.8%
	Nine months ended
	September 30, 2025		September 30, 2024
($ in millions)	Banking	Retail	Banking	Retail
Services	$1,191.7	$403.6	$1,188.6	$418.6
Products	807.3	298.9	858.2	298.5
Total net sales	$1,999.0	$702.5	$2,046.8	$717.1

Services	$295.0	$109.1	$298.8	$118.0
Products	238.1	61.5	234.9	60.1
Total gross profit	$533.1	$170.6	$533.7	$178.1

Services	24.8%	27.0%	25.1%	28.2%
Products	29.5%	20.6%	27.4%	20.1%
Total gross margin	26.7%	24.3%	26.1%	24.8%

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION- UNAUDITED
(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$262.6	$311.3
Short-term investments	17.4	16.9
Trade receivables, net of allowances	580.1	588.5
Inventories	599.7	528.1
Other current assets	261.9	223.1
Total current assets	1,721.7	1,667.9
Property, plant and equipment, net	267.5	246.2
Deferred income taxes	71.0	69.5
Goodwill	642.1	586.4
Customer relationships and other intangible assets, net	808.1	778.6
Other assets	213.4	194.9
Total assets	$3,723.8	$3,543.5

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$461.7	$460.2
Deferred revenue	300.6	320.7
Other current liabilities	501.1	485.4
Total current liabilities	1,263.4	1,266.3

Long-term debt	934.0	927.3
Deferred income taxes	161.3	176.8
Other liabilities	252.7	234.9

Total Diebold Nixdorf shareholders' equity	1,107.2	929.8
Noncontrolling interests	5.2	8.4
Total equity	1,112.4	938.2
Total liabilities and equity	$3,723.8	$3,543.5

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF EARNINGS (LOSS) - UNAUDITED
(in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales
Services	$544.2	$541.7	$1,595.3	$1,607.2
Products	401.0	385.4	1,106.2	1,155.0
Total	945.2	927.1	2,701.5	2,762.2
Cost of sales
Services	408.4	403.5	1,211.8	1,210.2
Products	291.7	287.0	808.3	863.6
Total	700.1	690.5	2,020.1	2,073.8
Gross profit	245.1	236.6	681.4	688.4
Gross margin	25.9%	25.5%	25.2%	24.9%
Operating expenses
Selling and administrative expense	150.9	164.6	456.9	478.4
Research, development and engineering expense	20.3	23.4	65.3	69.7
Other operating income (loss)	0.1	2.2	(0.4)	(0.6)
Total	171.3	190.2	521.8	547.5
Percent of net sales	18.1%	20.5%	19.3%	19.8%
Operating profit	73.8	46.4	159.6	140.9
Operating margin	7.8%	5.0%	5.9%	5.1%
Other income (expense)
Interest income	2.1	2.9	6.1	10.1
Interest expense	(21.8)	(38.4)	(65.1)	(120.6)
Foreign exchange gain (loss), net	(0.8)	(2.9)	(41.5)	5.1
Miscellaneous gain (loss), net	(0.9)	1.7	3.2	5.3
Total other income (expense)	(21.4)	(36.7)	(97.3)	(100.1)
Income before taxes	52.4	9.7	62.3	40.8
Income tax expense	9.6	29.9	12.2	58.8
Equity in loss of unconsolidated subsidiaries, net	(1.1)	(1.5)	(3.1)	(2.9)
Net income (loss)	41.7	(21.7)	47.0	(20.9)
Net income attributable to noncontrolling interests	0.6	0.7	2.0	1.2
Net income (loss) attributable to Diebold Nixdorf	$41.1	$(22.4)	$45.0	$(22.1)

Basic weighted-average shares outstanding	36.5	37.6	37.1	37.6
Diluted weighted-average shares outstanding	37.0	37.6	37.5	37.6

Net income (loss) attributable to Diebold Nixdorf
Basic earnings (loss) per share	$1.13	$(0.60)	$1.21	$(0.59)
Diluted earnings (loss) per share	$1.11	$(0.60)	$1.20	$(0.59)

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (in millions)

	Nine months ended
	September 30, 2025	September 30, 2024
Cash flow from operating activities
Net income (loss)	$47.0	$(20.9)
Adjustments to reconcile net income (loss) to cash flow provided (used) by operating activities:
Depreciation and amortization	96.8	94.1
Amortization of deferred financing costs into interest expense	4.7	1.3
Share-based compensation	9.3	7.4
Deferred income taxes	(31.5)	2.0
Loss on foreign currency translation	42.3	0.2
Other	0.4	1.6
Changes in certain assets and liabilities:
Trade receivables	54.0	55.5
Inventories	(13.2)	(56.7)
Accounts payable	(37.0)	(51.1)
Income taxes	—	—
Deferred revenue	(45.7)	(51.2)
Certain other assets and liabilities	(43.9)	(29.2)
Net cash provided (used) by operating activities	83.2	(47.0)
Cash flow from investing activities
Capital expenditures	(22.6)	(12.2)
Capitalized software development	(17.3)	(18.2)
Net short-term investment activity	—	0.9
Payments for acquisitions and other strategic business investments	(18.4)	—
Other investments	(0.7)	1.3
Net cash used by investing activities	(59.0)	(28.2)
Cash flow from financing activities
Dividends paid to noncontrolling interest shareholder	(4.9)	(3.2)
Revolving credit facility, net	—	38.7
Repayment of exit facility	—	(200.0)
Treasury share activity	(79.6)	—
Other	(3.7)	(10.0)
Net cash used by financing activities	(88.2)	(174.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	15.3	(8.2)
Change in cash, cash equivalents and restricted cash	(48.7)	(257.9)
Cash, cash equivalents and restricted cash at the beginning of the period	311.3	592.3
Cash, cash equivalents and restricted cash at the end of the period	$262.6	$334.4

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended September 30, 2025 compared to three months ended September 30, 2024.

	Three months ended September 30, 2025
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$544.2	$401.0	$945.2	$408.4	$291.7	$700.1	$245.1	25.9%	$150.9	$20.3	$0.1	$73.8	7.8%
Restructuring and other savings initiative expenses	—	—	—	(2.3)	(0.5)	(2.8)	2.8		(9.9)	0.1	—	12.6
Other	—	—	—	—	—	—	—		(0.3)	—	—	0.3
Non-GAAP Adjusted results	$544.2	$401.0	$945.2	$406.1	$291.2	$697.3	$247.9	26.2%	$140.7	$20.4	$0.1	$86.7	9.2%

	Three months ended September 30, 2024
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$541.7	$385.4	$927.1	$403.5	$287.0	$690.5	$236.6	25.5%	$164.6	$23.4	$2.2	$46.4	5.0%
Restructuring and other savings initiative expenses	—	—	—	(3.8)	(1.4)	(5.2)	5.2		(25.4)	(0.5)	(0.7)	31.8
Refinancing related costs	—	—	—	—	—	—	—		(2.1)	—	—	2.1
Legal deal matters	—	—	—	—	(0.5)	(0.5)	0.5		(0.7)	—	—	1.2
Other	—	—	—	—	—	—	—		—	—	(1.5)	1.5
Non-GAAP Adjusted results	$541.7	$385.4	$927.1	$399.7	$285.1	$684.8	$242.3	26.1%	$136.4	$22.9	$—	$83.0	9.0%
-

	Three months ended
	September 30, 2025			September 30, 2024
	Services	Products	Total	Services	Products	Total
Gross Profit	$135.8	$109.3	$245.1	$138.2	$98.4	$236.6
Restructuring and other savings initiative expenses	2.3	0.5	2.8	3.8	1.4	5.2
Legal deal matters	—	—	—	—	0.5	0.5
Non-GAAP Adjusted Gross Profit	$138.1	$109.8	$247.9	$142.0	$100.3	$242.3
Non-GAAP Adjusted Gross Margin	25.4%	27.4%	26.2%	26.2%	26.0%	26.1%

	Three months ended September 30, 2025				Three months ended September 30, 2024
	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP
Banking
Services net sales	$402.0	—	—	$402.0	$400.5	—	—	$400.5
Product net sales	288.2	—	—	288.2	290.1	—	—	290.1
Total Banking net sales	$690.2	—	—	$690.2	$690.6	—	—	$690.6
Services cost of sales	$304.3	(0.4)	—	$303.9	$300.9	(3.3)	—	$297.6
Product cost of sales	201.9	(0.4)	—	201.5	210.6	(1.3)	—	209.3
Total Banking cost of sales	$506.2	(0.8)	—	$505.4	$511.5	(4.6)	—	$506.9
Services gross profit	$97.7	0.4	—	$98.1	$99.6	3.3	—	$102.9
Product gross profit	86.3	0.4	—	86.7	79.5	1.3	—	80.8
Total Banking gross profit	$184.0	0.8	—	$184.8	$179.1	4.6	—	$183.7
Services gross margin	24.3%			24.4%	24.9%			25.7%
Product gross margin	29.9%			30.1%	27.4%			27.9%
Total Banking gross margin	26.7%			26.8%	25.9%			26.6%

Retail
Services net sales	$142.2	—	—	$142.2	$141.2	—	—	$141.2
Product net sales	112.8	—	—	112.8	95.3	—	—	95.3
Total Retail net sales	$255.0	—	—	$255.0	$236.5	—	—	$236.5
Services cost of sales	$104.1	(1.9)	—	$102.2	$102.6	(0.5)	—	$102.1
Product cost of sales	89.8	(0.1)	—	89.7	76.4	(0.1)	(0.5)	75.8
Total Retail cost of sales	$193.9	(2.0)	—	$191.9	$179.0	(0.6)	(0.5)	$177.9
Services gross profit	$38.1	1.9	—	$40.0	$38.6	0.5	—	$39.1
Product gross profit	23.0	0.1	—	23.1	18.9	0.1	0.5	19.5
Total Retail gross profit	$61.1	2.0	—	$63.1	$57.5	0.6	0.5	$58.6
Services gross margin	26.8%			28.1%	27.3%			27.7%
Product gross margin	20.4%			20.5%	19.8%			20.5%
Total Retail gross margin	24.0%			24.7%	24.3%			24.8%

Nine months ended September 30, 2025 compared to nine months ended September 30, 2024.

	Nine months ended September 30, 2025
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$1,595.3	$1,106.2	$2,701.5	$1,211.8	$808.3	$2,020.1	$681.4	25.2%	$456.9	$65.3	$(0.4)	$159.6	5.9%
Restructuring and other savings initiative expenses	—	—	—	(20.6)	(1.7)	(22.3)	22.3		(23.0)	(2.5)	(1.1)	48.9
Other	—	—	—	—	—	—	—		(0.8)	—	1.6	(0.8)
Non-GAAP Adjusted results	$1,595.3	$1,106.2	$2,701.5	$1,191.2	$806.6	$1,997.8	$703.7	26.0%	$433.1	$62.8	$0.1	$207.7	7.7%

	Nine months ended September 30, 2024
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$1,607.2	$1,155.0	$2,762.2	$1,210.2	$863.6	$2,073.8	$688.4	24.9%	$478.4	$69.7	$(0.6)	$140.9	5.1%
Restructuring and other savings initiative expenses	—	—	—	(19.8)	(3.2)	(23.0)	23.0		(52.4)	(3.0)	(0.7)	79.1
Refinancing related costs	—	—	—	—	—	—	—		(14.1)	—	0.1	14.0
Divestitures and asset sales	—	—	—	—	—	—	—		—	—	2.6	(2.6)
Legal deal matters	—	1.7	1.7	—	0.2	0.2	1.5		(1.1)	—	—	2.6
Other	—	—	—	—	1.1	1.1	(1.1)		—	—	(1.5)	0.4
Non-GAAP Adjusted results	$1,607.2	$1,156.7	$2,763.9	$1,190.4	$861.7	$2,052.1	$711.8	25.8%	$410.8	$66.7	$(0.1)	$234.4	8.5%

	Nine months ended
	September 30, 2025			September 30, 2024
	Services	Products	Total	Services	Products	Total
Gross Profit	$383.5	$297.9	$681.4	$397.0	$291.4	$688.4
Restructuring and other savings initiative expenses	20.6	1.7	22.3	19.8	3.2	23.0
Legal deal matters	—	—	—	—	1.5	1.5
Other	—	—	—	—	(1.1)	(1.1)
Non-GAAP Adjusted Gross Profit	$404.1	$299.6	$703.7	$416.8	$295.0	$711.8
Non-GAAP Adjusted Gross Margin	25.3%	27.1%	26.0%	25.9%	25.5%	25.8%

	Nine months ended September 30, 2025				Nine months ended September 30, 2024
	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Legal Deal Matters and other	Non-GAAP
Banking
Services net sales	$1,191.7	$—	$—	$1,191.7	$1,188.6	$—	$—	$1,188.6
Product net sales	807.3	—	—	807.3	858.2	—	—	858.2
Total Banking net sales	$1,999.0	$—	$—	$1,999.0	$2,046.8	$—	$—	$2,046.8
Services cost of sales	$905.2	$(8.5)	$—	$896.7	$904.5	$(14.7)	$—	$889.8
Product cost of sales	570.6	(1.4)	—	569.2	624.9	(2.7)	1.1	623.3
Total Banking cost of sales	$1,475.8	$(9.9)	$—	$1,465.9	$1,529.4	$(17.4)	$1.1	$1,513.1
Services gross profit	$286.5	$8.5	$—	$295.0	$284.1	$14.7	$—	$298.8
Product gross profit	236.7	1.4	—	238.1	233.3	2.7	(1.1)	234.9
Total Banking gross profit	$523.2	$9.9	$—	$533.1	$517.4	$17.4	$(1.1)	$533.7
Services gross margin	24.0%			24.8%	23.9%			25.1%
Product gross margin	29.3%			29.5%	27.2%			27.4%
Total Banking gross margin	26.2%			26.7%	25.3%			26.1%

Retail
Services net sales	$403.6	$—	$—	$403.6	$418.6	$—	$—	$418.6
Product net sales	298.9	—	—	298.9	296.8	—	1.7	298.5
Total Retail net sales	$702.5	$—	$—	$702.5	$715.4	$—	$1.7	$717.1
Services cost of sales	$306.6	$(12.1)	$—	$294.5	$305.7	$(5.1)	$—	$300.6
Product cost of sales	237.7	(0.3)	—	237.4	238.7	(0.5)	0.2	238.4
Total Retail cost of sales	$544.3	$(12.4)	$—	$531.9	$544.4	$(5.6)	$0.2	$539.0
Services gross profit	$97.0	$12.1		$109.1	$112.9	$5.1	$—	$118.0
Product gross profit	61.2	0.3	—	61.5	58.1	0.5	1.5	60.1
Total Retail gross profit	$158.2	$12.4	$—	$170.6	$171.0	$5.6	$1.5	$178.1
Services gross margin	24.0%			27.0%	27.0%			28.2%
Product gross margin	20.5%			20.6%	19.6%			20.1%
Total Retail gross margin	22.5%			24.3%	23.9%			24.8%

Restructuring and other savings initiative expenses incurred during 2025 and 2024 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization and the costs of third-parties assisting with the execution of the program. Refinancing related costs incurred in 2024 are advisor fees for the Company's restructuring process to optimize the capital structure that do not qualify for capitalization. Legal deal matters in 2024 primarily relates to third-party expenses and fees paid by the company and vendor adjustments in a foreign jurisdiction.

Note 2. Reconciliation of net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended		Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$41.7	$(21.7)	$47.0	$(20.9)
Income tax expense	9.6	29.9	12.2	58.8
Interest income	(2.1)	(2.9)	(6.1)	(10.1)
Interest expense	21.8	38.4	65.1	120.6
Depreciation and amortization	33.1	31.6	100.2	97.9
EBITDA	104.1	75.3	218.4	246.3
Share-based compensation	3.0	2.9	9.3	7.4
Foreign exchange loss (gain), net	0.8	2.9	41.5	(5.1)
Restructuring and other savings initiative expenses	12.6	31.8	48.9	79.1
Equity in loss of unconsolidated subsidiaries, net	1.1	1.5	3.1	2.9
Non-routine (income) expense, net	0.3	2.7	(0.8)	0.4
Miscellaneous gain, net	—	(1.7)	—	(5.3)
Refinancing related costs	—	2.1	—	14.0
Adjusted EBITDA	$121.9	$117.5	$320.4	$339.7
Adjusted EBITDA as a % of revenue	12.9%	12.7%	11.9%	12.3%

The company defines EBITDA as net income (loss) excluding income tax benefit (expense), net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange loss (gain), net, miscellaneous gain, net (2024 periods only), equity in earnings (loss) of unconsolidated subsidiaries, net, restructuring and other savings initiative expenses, refinancing related costs, and other non-routine (income) expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.4 and $1.0 for the three months ended September 30, 2025 and 2024, respectively, and $3.4 and $3.8 for the nine months ended September 30, 2025 and 2024, respectively, of amortization of cloud-based software implementation represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	September 30, 2025	December 31, 2024	September 30, 2024
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$280.0	$328.2	$345.7
Debt instruments	(967.8)	(966.0)	(1,104.9)
Net debt (Non-GAAP measure)	$(687.8)	$(637.8)	$(759.2)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of GAAP net income (loss) attributable to Diebold Nixdorf, Incorporated to adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Three months ended
	September 30, 2025		September 30, 2024
($ in millions, except per share data)	$	EPS[4]	$	EPS[4]
Net income (loss)	$41.7	$1.13	$(21.7)	$(0.58)
Net income attributable to noncontrolling interests	0.6	0.02	0.7	0.02
Net income (loss) attributable to Diebold Nixdorf	$41.1	$1.11	$(22.4)	$(0.60)
Restructuring and other savings initiative expenses	12.6	0.34	33.9	0.90
Legal deal matters	—	—	1.2	0.03
Other	0.3	0.01	1.5	0.04
Tax impact of Non-GAAP adjustments	(3.1)	(0.08)	(9.1)	(0.24)
Total adjusted net income (Non-GAAP measure)	$51.5	$1.39	$5.8	$0.15
Net income attributable to noncontrolling interests	0.6	0.02	0.7	0.02
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$50.9	$1.38	$5.1	$0.14
Foreign exchange loss (gain), net[5]	0.8	0.02	2.9	0.08
Tax impact of foreign exchange gain (loss)	(0.4)	(0.01)	(0.7)	(0.02)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$51.3	$1.39	$7.3	$0.19

	Nine months ended
	September 30, 2025		September 30, 2024
($ in millions, except per share data)	$	EPS[4]	$	EPS[4]
Net income (loss)	$47.0	$1.25	$(20.9)	$(0.56)
Net income attributable to noncontrolling interests	2.0	0.05	1.2	0.03
Net income (loss) attributable to Diebold Nixdorf	$45.0	$1.20	$(22.1)	$(0.59)
Restructuring and other savings initiative expenses	48.9	1.30	93.1	2.48
Divestitures and asset sales	—	—	(2.6)	(0.07)
Legal deal matters	—	—	2.6	0.07
Other	(0.8)	(0.02)	0.4	0.01
Tax impact of Non-GAAP adjustments	(17.2)	(0.46)	(22.5)	(0.60)
Total adjusted net income (Non-GAAP measure)	$77.9	$2.08	$50.1	$1.33
Net income attributable to noncontrolling interests	2.0	0.05	1.2	0.03
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$75.9	$2.02	$48.9	$1.30
Foreign exchange loss (gain), net[5]	41.5	1.11	(5.1)	(0.14)
Tax impact of foreign exchange gain (loss)	(19.2)	(0.51)	1.2	0.03
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$98.2	$2.62	$45.0	$1.20
4 - Calculated using company diluted weighted average shares over the period. Subtotal differences may occur due to rounding.
5 - The foreign exchange (loss) gain, net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a weakening dollar and did not impact core operations.

PR_25-4188